UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

electroCore, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

●	Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

April 26, 2021

Dear Fellow Shareholders:

The past 15 months of the pandemic have been extraordinarily difficult for all of us and we greatly appreciate your ongoing patience and support. I am immensely proud of the commitment and response of our electroCore team, many of whom have been directly impacted by COVID-19. As if the pandemic was not bad enough, we lost two beloved members of the electroCore family during 2020, Dan Duhart and Neftali “Tali” Zuniga. Our thoughts and prayers are with their families and friends.

Pandemic response continues to impact our business. Our facility in Rockaway, NJ is operating in strict compliance with Federal and State guidelines for essential services. Many of our staff are working remotely and we have responded by exiting our corporate facility in Basking Ridge, NJ. I expect we will consolidate into the Rockaway facility as the pandemic recedes, and we can return to an office environment.

The company dramatically reduced operating expenses in 2020 as compared to prior years and we plan to maintain discipline around spending going forward. Our revenues increased 46% over 2019 as we continued penetrating the government and U.K. channels, despite restrictions caused by the pandemic. Our balance sheet has been strengthened by the addition of capital from equity financings and non-dilutive funding from a PPP loan and the sale of our New Jersey state net operating losses.

We continue to be laser focused on making our proprietary non-invasive Vagus Nerve Stimulation (nVNS) therapy more broadly available to patients around the world. Our strategy for 2021 and beyond has three initiatives:

1.	Continuing growing the headache business in the U.S. with our gammaCore Sapphire platform.

2.	Expanding the headache business outside the U.S. through our U.K. subsidiary and distributors in other international territories.

3.	Supporting multiple Investigator-Initiated Trials (ITTs) exploring the use of nVNS in a variety of therapeutic areas beyond primary headache in areas including secondary headache, Traumatic Brain Injury (TBI), Post Traumatic Stress Disorder (PTSD), acute stroke, Post-Operative Ileus, Parkinson’s Disease, Opioid Use Disorders, and others. As these studies readout in coming months and years, we will evaluate the opportunities for additional selected investments.

Most of our U.S. headache business has come from our government channel focused on Federal Supply Services (FSS) eligible entities, including the Department of Veterans Affairs (VA), Department of Defense (DoD), and Indian Health Service. We will continue investing in that channel in 2021 and I look forward to increased opportunities as the pandemic recedes.

During 2020, we refined and streamlined our U.S. commercial distribution channel, creating a more efficient pathway to service the commercial market. Centers for Medicare and Medicaid Services (CMS) published its most recent Level II Healthcare Common Procedure Coding System (HCPCS) decisions on January 15, 2021, establishing a unique code K1020 “Non-invasive vagus nerve stimulator.” Coding decisions became effective in April 2021 and we are pursuing broader reimbursement for gammaCore Sapphire through the Medical Benefit pathway. These negotiations are likely to take place over time and we expect to announce progress in 2022 and beyond. In parallel, we are exploring ways to expand our cash pay, Direct-to-Consumer (DTC) offerings of nVNS therapy.

In February 2021, we announced the expansion of our label as the FDA cleared gammaCore Sapphire to treat adolescents suffering from migraine headaches. Up to 17% of adolescents between 15-19 years old suffer from migraines and they now have the opportunity to access to our non-pharmacologic nVNS therapy!

Our subsidiary in the U.K. continues to grow the local headache business with support from NHS England, which provides reimbursement for nVNS. A new policy, titled MedTech Funding Mandate Policy 2021/22, went into effect on April 1, 2021 and represents a long-term commitment by NHS England to ensure the appropriate use of gammaCore for patients with cluster headache.

We have announced several new distributors that will make gammaCore Sapphire available beyond the U.S. and U.K. territories, including Europe, Australia, Canada, and Qatar. These distributor relationships could make nVNS therapy available to as many as 4 million additional cluster and migraine headache patients in 2021 and beyond.

In July 2020, the FDA granted an Emergency Use Authorization for use of gammaCore Sapphire™ CV for the acute treatment of asthma exacerbations in known or suspected COVID-19 patients at home or in the hospital. While revenues from the Sapphire CV have not been material, we are pleased with the recognition it has brought to nVNS. It is important to note that gammaCore Sapphire CV has been authorized only for the duration of the national emergency involving COVID-19.

In April 2021, we announced encouraging top line results from the SAVIOR-1 study of nVNS in hospitalized COVID-19 patients. We continue to explore the use of nVNS therapy in patients suffering from migraine in long COVID.

In closing, I continue to be VERY enthusiastic about our company’s novel nVNS technology platform. Our key metrics are trending in a positive direction and I look forward to providing future updates on our progress. In the meantime, I would like to thank you for your continued support and hope that you and your loved ones remain safe and healthy.

Sincerely,

Daniel Goldberger

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Friday, June 11, 2021

Dear Stockholder:

The Annual Meeting of Stockholders of electroCore, Inc., (the “Company”), will be held virtually via the Internet at www.virtualshareholdermeeting.com/ECOR2021, on Friday, June 11, 2021 at 10:00 a.m. Eastern time for the following purposes:

1.	To approve and adopt amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors (the “Board”) and make related changes (the “Declassification Amendments”);

2.	To elect three Class III directors to the Board for a three-year term of office expiring at the 2024 Annual Meeting of Stockholders (if Proposal Number 1 is not approved), or for a two-year term of office expiring at the 2023 Annual Meeting of Stockholders (if Proposal Number 1 is approved) (the “Election Proposal”);

3.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2021 (the “Auditor Ratification Proposal”); and

4.	To conduct any other business properly brought before the meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement available at the website listed in this Notice. All stockholders are invited to attend the meeting. The record date for the Annual Meeting is April 16, 2021. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

The 2021 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held on June 11, 2021 at 10:00 a.m. local time virtually via the Internet at

www.virtualshareholdermeeting.com/ECOR2021.

The Proxy Statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

By Order of the Board of Directors,

Brian Posner

Chief Financial Officer and Corporate Secretary

Rockaway, New Jersey
April 29, 2021

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the virtual annual meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience.

Forward-Looking Statements

This Proxy Statement, including the letter of the Chief Executive Officer herein, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond the Company’s control, including, but not limited to, factors detailed in this Proxy Statement and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, the Company undertakes no duty to update or revise any forward-looking statement.

1

200 Forge Way, Suite 205

Rockaway, NJ 07866

PROXY STATEMENT
FOR THE 2021 Annual Meeting OF STOCKHOLDERS

To Be Held on June 11, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

electroCore, Inc. (“electroCore” or the “Company”) is sending you these proxy materials because the Board of electroCore is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by phone or online.

Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of the Company’s employees, stockholders, and the Company’s community, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via the virtual meeting website at www.virtualshareholdermeeting.com/ECOR2021. Stockholders can vote via the Internet in advance or during the virtual Annual Meeting.

Will I receive a printed proxy statement and Annual Report on Form 10-K?

Under the “notice and access” rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. As a result, the Company intends to mail a notice of Internet availability of proxy materials on or about April 29, 2021 to all stockholders of record entitled to vote at the Annual Meeting. The notice contains instructions on how to access our proxy materials, including our proxy statement and our annual report. The notice also instructs you on how to access your proxy card to vote through the internet or by telephone. The notice is not a proxy card and cannot be used to vote your shares.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

2

How do I attend the virtual Annual Meeting?

This year the annual meeting will be a completely virtual meeting. There will be no physical meeting. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/ECOR2021 and enter the 16-digit control number included on your notice of Internet availability of proxy materials or on your proxy card. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on Friday, June 11, 2021. The meeting will begin promptly at 10:00 a.m., Eastern Time on Friday, June 11, 2021.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Technical assistance will be available for stockholders who experience technical issues accessing the meeting. Contact information for technical support will appear on the virtual meeting website prior to the start of the meeting.

However, even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I gain admission to the virtual Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, which was April 16, 2021, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ECOR2021 and using your 16-digit control number to enter the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 16, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 48,540,684 shares of common stock outstanding and entitled to vote.

3

Stockholder of Record: Shares Registered in Your Name

If on April 16, 2021 your shares were registered directly in your name with electroCore’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by going to the virtual meeting website or vote by proxy. Whether or not you plan to attend the Annual Meeting, the Company urges you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 16, 2021 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice of Internet availability of proxy materials is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting.

How do I ask questions?

If you would like to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ECOR2021, which provides functionality for you to submit a question during the meeting. Please note that questions that are pertinent to meeting matters will be answered during the meeting, subject to time constraints, and questions regarding personal matters or others that are not pertinent to meeting matters will not be answered.

On what matters am I voting?

There are three matters scheduled for a vote:

●	Proposal 1. To approve and adopt amendments to the Company’s Certificate of Incorporation to declassify the Board and make related changes.

●	Proposal 2. To elect three Class III directors to the Board for a three-year term of office expiring at the 2024 Annual Meeting of Stockholders (if Proposal Number 1 is not approved), or for a two-year term of office expiring at the 2023 Annual Meeting of Stockholders (if Proposal Number 1 is approved).

●	Proposal 3. To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2021.

The Board recommends that stockholders vote “For,” or “For all” in the case of Proposal 2, with respect to the foregoing matters.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

4

How do I vote?

With respect to Proposal 1, you may vote for “For” or “Against” or you may “Abstain” from voting.

With respect to Proposal 2, you may vote for “For All” or “Withhold All” or “For All Except” any individual nominee.

With respect to Proposal 3, you may vote for “For” or “Against” or you may “Abstain” from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote their shares (i) electronically at the virtual Annual Meeting, or (ii) by proxy by mail, telephone or Internet. Whether or not you plan to attend the virtual Annual Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may choose one of the following voting methods to cast your vote.

1.	To vote electronically at the virtual Annual Meeting, see above in “How do I attend the virtual Annual Meeting?”
2.	To vote by mail, simply mark your proxy, date and sign it, and return it to the Company in the postage-paid envelope provided.
3.	To vote by telephone or Internet, follow the instructions on the proxy card.

The method by which you vote now will in no way limit your right to vote electronically at the virtual Annual Meeting if you later decide to attend.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Beneficial holders may access the virtual annual meeting with the 16 digit control number provided with their notice of Internet availability of proxy materials.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

5

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 16, 2021.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card by mail, by phone, online or virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they will not have the authority to vote your shares on matters other than Proposal 3 for the ratification of Marcum LLP as the Company’s independent registered public accounting firm.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” or “For all” with respect to all of the proposals. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one notice of Internet availability of proxy materials?

If you receive more than one notice of Internet availability of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the notices to ensure that all of your shares are voted.

6

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by phone or online.

●	You may send a timely written notice that you are revoking your proxy to electroCore’s Corporate Secretary at 200 Forge Way, Suite 205, Rockaway, NJ 07866.

●	You may attend the Annual Meeting and vote virtually. Simply attending the Annual Meeting without voting virtually will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 13, 2022 to the Company’s Corporate Secretary at 200 Forge Way, Suite 205, Rockaway, NJ 07866. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2021 Annual Meeting, you must deliver your notice to the Company’s Corporate Secretary at the address above between February 11, 2022 and March 13, 2022. Your notice to the Corporate Secretary must set forth information specified in the Company’s bylaws, including your name and address and the class and number of the Company’s shares of common stock that you beneficially own. In the event that the date of next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Any adjournment or postponement of an annual meeting for which notice or a public announcement has been given or made shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of the Company’s share capital that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. The Company may require any proposed nominee to furnish other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

7

The Board strives in its membership profile to have a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees. Pursuant to the Company’s Corporate Governance Guidelines, it is the policy of the Board that nominees reflect the following characteristics:

●	Each director must at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

●	The Board as a whole will contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests, which may include experience at senior levels of public companies, leadership positions in the life sciences, healthcare or public health fields, science or technology backgrounds and financial expertise.

●	Each director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.

●	Each director should be willing and able to devote sufficient time, energy and attention to the affairs of the Company.

●	Each director should actively participate in the decision making process, be willing to make difficult decisions in the best interest of the Company and its stockholders, and demonstrate diligence and faithfulness in attending Board and committee meetings.

●	Each director should be free of any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

●	No director shall be employed by, or serve on the board of, any present or potential competitor of the Company.

The Company’s bylaws provide that no person shall qualify for service as a director if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or has received any such compensation or other payment from any person or entity other than the Company, subject to certain qualifications as set forth in the bylaws.

8

For more information, and for more detailed requirements, please refer to the Company’s Bylaws filed as Exhibit 3.2 to its Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 11, 2021, and the Company’s Corporate Governance Guidelines available on its website under the “Corporate Governance” tab of the “Investors” section.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each of the proposals, votes “For,” “For all,” “Against” and any broker non-votes and abstentions. For each of Proposals 1 and 2, broker non-votes will have no effect and will not be counted toward the vote total. For Proposal 3, brokers will have voting discretion if the beneficial owner does not give instructions as to how to vote.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on a significant matter, the broker or nominee cannot vote the shares under Nasdaq rules. These unvoted shares are counted as “broker non-votes.” Proposal 3, the ratification of Marcum as independent auditors, is considered a routine matter, and brokers or nominees holding the shares will have voting discretion if the beneficial owner does not give instructions as to how to vote.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the Declassification Amendments must receive the affirmative vote of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Therefore, this proposal will be approved if the number of votes cast “For” approval of such proposal constitutes at least two-thirds of the outstanding shares of common stock. This means that if you abstain from voting on this proposal, your vote will have the same effect as a vote against this proposal. Broker non-votes will also have the same effect as votes against the proposal.

Regarding Proposal 2, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For,” “For all,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 3, the ratification of Marcum as the Company’s independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

9

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum is present if stockholders holding at least 50% of the outstanding shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 48,540,684 shares outstanding and entitled to vote. Thus, the holders of 24,270,342 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that the Company expects to file within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the Annual Meeting it intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Form 10-K are available at www.proxyvote.com, in the “Important Materials” section.

10

PROPOSAL 1 - APPROVAL AND ADOPTION OF AMENDMENTS TO THE

COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

Since the Company’s initial public offering (“IPO”) in 2018, the Board has been divided into three classes, each elected for a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Currently, any director elected to fill a newly created Board seat or vacancy holds office for a term that coincides with the remaining term of the class of directors in which the new directorship was created or the vacancy occurred. The Board has believed that this classified structure promotes continuity and stability of strategy, oversight and policies, provides negotiating leverage to the Board in a potential takeover situation and facilitates the ability of the Board to focus on creating long-term stockholder value. As part of the Company’s regular discussions on corporate governance issues, in consultation with members of the Board and incorporating feedback from the Company’s stockholders, the Board evaluated the classified board structure and took into account arguments both for and against the continuation of a classified board. The Board submitted a declassification proposal at the 2020 annual meeting of stockholders, and although such proposal did not receive the required approval of at least two-thirds of the outstanding shares entitled to vote at the meeting, 98.81% of the shares present in person or represented by proxy at the meeting voted in favor of such proposal.

The Board (including the members of the nominating and governance committee) considered the growing sentiment, particularly in the institutional investor community, in favor of annual elections and the Board’s ability to continue to be effective in protecting stockholder interests under an annual election system. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for stockholders to influence corporate policies and hold management accountable for implementing those policies. The Board is also cognizant that many other companies who recently went public have eliminated their classified board structures in recent years.

In order to implement declassification of the Board, the Company’s Certificate of Incorporation will need to be amended. After careful deliberation, the Board, upon the recommendation of the nominating and governance committee, has approved proposed amendments to the Company’s Certificate of Incorporation that would eventually eliminate the classified structure and provide for the annual election of all directors beginning at the 2023 Annual Meeting of Stockholders. The general description of the declassification amendments set forth below is a summary only and is qualified in its entirety by and subject to the full text of the form of proposed amendments (the “Declassification Amendments”), which is attached as Annex A hereto.

In making its decision to recommend stockholders approve and adopt the declassification of the Board, the Board considered (i) the benefits of a classified board versus a declassified board, (ii) important feedback received from stockholders as part of the Company’s ongoing stockholder outreach efforts and (iii) the fact that 98.81% of shares voted in favor of a declassification proposal at the 2020 annual meeting of stockholders. While a classified board can promote continuity, enhance the stability of the Board and encourage a long-term perspective, the Board considered the possibility that a classified board structure may reduce the accountability of directors to stockholders. After careful deliberation on these and other considerations, the Board, upon the recommendation of the nominating and governance committee, determined that moving to annual elections of directors is in the best interests of the Company and its stockholders. The Board unanimously adopted resolutions setting forth the Declassification Amendments, declared the Declassification Amendments advisable and unanimously resolved to submit the Declassification Amendments to stockholders for consideration.

11

Under the proposed Declassification Amendments, the annual election of directors will be phased in gradually to ensure a smooth transition. The proposed Declassification Amendments provide for the annual election of all directors for one-year terms, beginning at the 2023 annual meeting of stockholders. If approved by stockholders, the Declassification Amendments would apply first to directors standing for election at this year’s Annual Meeting – the Company’s Class III directors – with such directors therefore serving until the 2023 Annual Meeting of Stockholders. The declassification of the Board would then be phased in over a period of two years – Class I directors elected next year would stand for election at the 2023 annual meeting of stockholders, as would the Class II directors whose terms currently expire at the 2023 annual meeting, along with the rest of the members of the Board. Thus, directors elected at last year’s annual meeting will be entitled to complete those terms, and at and following the 2023 annual meeting of stockholders, they or their successors would be elected to one-year terms at each annual meeting of stockholders.

The Declassification Amendments also provide that directors elected by the Board to fill vacancies after the 2022 Annual Meeting would be appointed for a term expiring at the next annual meeting of stockholders following their appointment, even if their predecessors were serving for a longer term. In addition, Delaware law provides that directors serving on boards that are not classified may be removed with or without cause, whereas currently directors can be removed only for cause. Consistent with Delaware law, the Declassification Amendments would permit stockholders to remove directors elected after the Board is declassified with or without cause. Directors elected while the Board was still classified, that is through the 2023 Annual Meeting, would continue to be removable only for cause.

The form of the Declassification Amendments is attached as Annex A hereto. If the Company’s stockholders approve the amendments to its Certificate of Incorporation, the amendments will become legally effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State. The Company intends to make that filing as soon as practicable after this Proposal 1 has been duly approved by stockholders at the Annual Meeting. Following such time, the Board will make conforming changes to the Company’s bylaws. If the Company’s stockholders do not approve the amendments, the Board will remain classified, with each class of directors serving for three-year staggered terms.

Required Vote

Regarding Proposal No. 1, the Declassification Amendments must receive the affirmative vote of at least two-thirds of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 1.

12

PROPOSAL 2 - ELECTION OF DIRECTORS

The Board is divided into three classes and currently has 9 members. Under Nasdaq rules, each class shall consist, as nearly as possible, of one-third of the total number of directors. Each class has a three-year term expiring at the annual meeting in the third year following election. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three continuing directors in the class whose term of office expires in 2021 that have been nominated by the Board for re-election at the Annual Meeting: Mr. Peter Cuneo, Dr. Thomas J. Errico and Mr. John P. Gandolfo. If re-elected at the Annual Meeting, each of these nominees will serve until (i) the 2023 Annual Meeting of Stockholders if Proposal Number 1 to declassify the board is approved, or (ii) the 2024 Annual Meeting of Stockholders if Proposal Number 1 to declassify the board is not approved. It is the Company’s policy to invite and encourage directors and director nominees to attend the Annual Meeting. All of the then-incumbent directors attended the 2020 Annual Meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Accordingly, for Proposal 2, the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.

If any of the nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee that the Board will propose. Each person nominated for election has agreed to serve if elected. The Company has no reason to believe that any of the nominees will be unable to serve.

13

NOMINEES FOR CLASS III DIRECTORS

The Company’s nominating and governance committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the nominating and governance committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and governance committee to believe that nominee should continue to serve on the Board. However, each of the members of the nominating and governance committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the nominating and governance committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Peter Cuneo

Peter Cuneo, 77, has served as a member of the Board since April 2020. He brings significant executive leadership and turn-around experience to the Board. He currently serves as a Managing Principal of Cuneo & Company LLC, a private investment and management company that he founded. He also currently serves as Chairman of Iconix Brand Group and as Chairman and Chief Executive Officer of Arrival Ltd., a global electric vehicle company. Mr. Cuneo’s past experience includes serving as Chief Executive Officer of Marvel Entertainment and as Vice Chairmen until its sale to Disney in 2009. Prior to that, he successfully led three turnarounds, first as President of Clairol’s Personal Care Division, as President of Black and Decker’s Security Hardware Group, and as Chief Executive Officer of Remington Products. Mr. Cuneo’s Board experience includes serving as Chairman of the Board of Valiant Entertainment following Cuneo & Company’s investment in the company. He currently serves as Chairman emeritus of the Alfred University Board of Trustees and on the Board of the National Archives Foundation in Washington, D.C. Mr. Cuneo holds an MBA from Harvard Business School and was a Lieutenant in the United States Navy, having served two deployments during the Vietnam War. The Board believes that Mr. Cuneo’s extensive business and financial background, including his significant consumer-focused expertise, qualifies him to serve on the Board.

14

Thomas J. Errico, M.D.

Thomas J. Errico, M.D., 69, has served as a member of the Board since 2005, when he co-founded the company with Joseph P. Errico and Peter S. Staats, M.D. Dr. Errico has been a board-certified orthopedic surgeon since 1986, and currently serves as a pediatric orthopedic spine surgeon at Nicklaus Children’s Hospital. He served as the Chief, Division of Spine Surgery in Orthopedics, NYU Langone Health from 1997 until 2019. He is also currently Adjunct Professor, Department of Orthopaedic Surgery in the NYU Grossman School of Medicine. In addition, Dr. Errico is a member of the International Society for the Advancement of Spine Surgery, and served as its President from 2010 to 2011. He is also an original member of the North American Spine Society, and served as its President from 2003 to 2004. Dr. Errico has founded multiple companies in the healthcare industry, including Spinecore, Inc. in 2002, where he served as a director until it was sold to Stryker, Inc. in 2004. Dr. Errico was also a founding member of K2M Group Holdings, Inc. in January 2004. Dr. Errico holds a B.S. in Zoology from Rutgers University and an M.D. from Rutgers Medical School, formerly the University of Medicine and Dentistry of New Jersey. The Board believes Dr. Errico is qualified to serve on the Board due to his long tenure as a practicing spine-surgeon and his leadership role with a world-class medical institution, as well as serving as a co-founder, director and investor in a number of successful early stage healthcare companies.

John P. Gandolfo

John P. Gandolfo, 60, has served as a member of the Board since April 2020. He brings to the Board more than 30 years of financial leadership at both public and private companies across multiple industry sectors, including in expense control and cash flow optimization. He currently serves as Chief Financial Officer of Eyenovia, Inc., a publicly held, late clinical stage biopharmaceutical company focusing on the development of ophthalmic drugs. Prior to Eyenovia, he served as Chief Financial Officer of Xtant Medical Holdings, Inc., a publicly held orthopedic and spine medical device company with multiple operations throughout the United States. His prior healthcare-related experience includes roles as Chief Financial Officer of Progenitor Cell Therapy LLC, Power Medical Interventions and Bioject, Inc., among others. Mr. Gandolfo’s experience also includes serving on the audit committees of the boards of multiple medical technology companies. The Board believes that these experiences, and his ability to serve as a financial expert on the Company’s audit committee, qualify him to serve on the Board.

15

Required Vote

Regarding Proposal 2, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For,” “For all,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR ALL” WITH RESPECT TO PROPOSAL NO. 2.

16

CONTINUING DIRECTORS

Class I Directors (Terms Expiring in 2022)

Daniel S. Goldberger

Daniel S. Goldberger, 62, has served as the Company’s Chief Executive Officer and a member of the Board since October 2019. From January 2018 to September 2019, Mr. Goldberger served as the Chief Executive Officer of Synergy Disc Replacement Inc., a private company commercializing a proprietary total disc implant for cervical spine therapy. Since April 2018, Mr. Goldberger has served as a director of KORU Medical Systems, Inc., a public medical device company with a focus on ambulatory infusion, where he has also held the positions of lead independent director, interim chief executive officer, and executive chairman. From July 2017 to September 2017, Mr. Goldberger served as chief executive officer of Milestone Medical, Inc. Prior to this he served as the chief executive officer of Xtant Medical Holdings, Inc. from August 2013 to January 2017. He also served as the chief executive officer of Sound Surgical Technologies LLC from April 2007 to February 2013. Mr. Goldberger also served on the boards of Xtant Medical Holdings, Inc., Sound Surgical, Xcorporeal and Glucon. He currently serves as an advisor to investment funds Meridian Capital and Wellfleet Capital. Mr. Goldberger earned a B.S. in Mechanical Engineering from The Massachusetts Institute of Technology, and a M.S. in Mechanical Engineering from Stanford University. The Board believes that Mr. Goldberger’s extensive senior management experience in the medical device industry, including as the Company’s Chief Executive Officer, qualify him for service on the Board.

Michael G. Atieh

Michael G. Atieh, 67, has served as a member of the Board since the Company’s IPO in June 2018, and has served as the Chairman of the Board since April 2020. Since 1992, Mr. Atieh has served on the board of directors of Chubb Limited, a publicly traded global insurance company, where he is a member of the risk and finance committee and previously chaired the audit committee from 2012 to 2018. Since October 2020, he has served on the board of directors of Oyster Point Pharma, Inc., a clinical-stage biopharmaceutical company focused on ocular surface diseases, where he is also chairman of the audit committee. Since July 2020, he has served on the board of directors of Immatics N.V., a clinical-stage biopharmaceutical company focused on cancer immunotherapies, where he is also chairman of the audit committee. From September 2014 until his retirement in March 2016, Mr. Atieh was Executive Vice President, Chief Financial and Business Officer of Ophthotech Inc., a public biotechnology company. From February 2009 until its acquisition in February 2012, Mr. Atieh was Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He was Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals, a public biotechnology company, from 2005 until December 2008. He also served as a member of the board of directors of Theravance Biopharma, Inc. from June 2014 to April 2015, and as a member of the board of directors and chairman of the audit committee for OSI Pharmaceuticals from June 2003 to May 2005. Previously, Mr. Atieh served at Dendrite International, Inc. as Group President from January 2002 to February 2004 and as Senior Vice President and Chief Financial Officer from October 2000 to December 2001. He also served as Vice President of U.S. Human Health, a division of Merck & Co., Inc., from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C., an indirect wholly-owned subsidiary of Merck, from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993. Mr. Atieh received his B.A. in Accounting and Economics from Upsala College in 1975. Mr. Atieh is qualified to serve on the Board because of his demonstrated leadership in the biomedical field, including deep knowledge of sales and operations gained from over a decade of experience in these disciplines, as well as his knowledge of financial and financing matters, and his current and prior board experience.

17

Stephen L. Ondra, M.D.

Stephen L. Ondra, M.D., 64, has served as a member of the Board since the Company’s IPO in June 2018. Dr. Ondra is Chief Executive Officer of North Star Healthcare Consulting, a healthcare technology consulting company that he founded in 2017, and serves on the board of Triple-S Management Corporation, a health services company operating in Puerto Rico. From 2013 to 2016, Dr. Ondra served as Senior Vice President and Chief Medical Officer of Health Care Service Corporation, the largest customer-owned health insurance company in the United States, which operates as Blue Cross and Blue Shield in Illinois, Montana, New Mexico, Oklahoma and Texas. Prior to his move to the payer sector, from 2012 to 2013, Dr. Ondra served as Senior Vice President and Chief Medical Officer of Northwestern Memorial Hospital. Dr. Ondra left Northwestern in 2009 when he was appointed by President Obama as the Senior Policy Advisor for Health Affairs of the U.S. Department of Veterans Affairs. He was detailed to the Executive Office of the President of the United States from 2010 to 2012. At the White House, he served in several positions, including Co-Chair of the National Science and Technology Council for Health Information Technology, as a member of the Federal Health Information Technology Policy and Standards Committees, and as a member of the Implementation Deputy Group for the Affordable Care Act. In 2015, Dr. Ondra was appointed to be a member of the Guiding Committee of the Department of Health and Human Services Health Care Payment – Learning and Action Network. He also has served as an adjunct senior fellow at the Center for a New American Society from 2015 to 2018. A Board Certified Neurosurgeon, Dr. Ondra was a Professor of Neurosurgery and Residency Program Director at Northwestern University’s Feinberg School of Medicine from 1996 to 2009. He has also served as the interim chair of Neurological Surgery at Northwestern. Dr. Ondra is a Trustee of Illinois Wesleyan University and has served on the board of TriWest Healthcare Alliance, the Louis W. Sullivan Institute for Healthcare Transformation, and was Chair of the scientific advisory boards of the Defense Spinal Cord/Column Injury and the Spine Blast Injury of the Department of Defense. Dr. Ondra attended the U.S. Military Academy and completed pre-medical studies at Illinois Wesleyan University, obtaining his B.A. He then received his M.D. from Rush Medical College in Chicago and subsequently completed residency training in Neurosurgery at the Walter Reed Army Medical Center in Washington D.C. As an U.S. Army physician, Dr. Ondra served with distinction in Operations Desert Shield and Desert Storm and was awarded Bronze Star and Army Commendation Medals. The Company believes Dr. Ondra is qualified to serve on the Board due to his expertise and achievements in medicine, medical policy, health information technology and innovation, as well as his keen understanding of healthcare policy and complex healthcare delivery systems, which has made him a source of counsel for numerous CEOs, health care executives and policymakers in the United States and internationally.

18

Class II Directors (Terms Expiring in 2023)

Joseph P. Errico

Joseph P. Errico, 52, served as the Company’s Chief Science and Strategy Officer from July 2016 to June 2019, and previously served as the Company’s Chief Executive Officer from January 2010 to July 2016. Mr. Errico has also served as a member of the Board since 2005, when he co-founded the Company with Thomas J. Errico, M.D., and Dr. Peter S. Staats, M.D., and as chairman of the Board from March 2013 until June 2018. Prior to founding the Company, Mr. Errico served as the General Manager of the Motion Preservation Unit of Stryker Spine, a Division of Stryker Corporation, from August 2004 through December 2007. Prior to that, Mr. Errico co-founded and served as the Chief Executive Officer and director for Spinecore, Inc., from September 2001 through August 2004, when that company was sold to Stryker Corporation. Mr. Errico received his B.S. in Aeronautical Engineering from the Massachusetts Institute of Technology, his M.S. in Mechanical Engineering and Materials Science from Duke University School of Engineering and his J.D. from Duke University School of Law. Mr. Errico also serves as the Managing Member of Core Ventures II, LLC and certain affiliated entities with an equity interest in the Company. The Board believes that Mr. Errico’s extensive senior management experience in innovative healthcare technology companies, and his extensive knowledge and contributions to the Company’s intellectual property, products, business, and the science of VNS, qualifies him to serve on the Board.

Trevor J. Moody

Trevor J. Moody, 56, has served as a member of the Board since March 2013. Mr. Moody has served since January 2010 as President of TM Strategic Advisors LLC, a management consultancy serving the boards, investors, and senior management of both emerging and established medical technology companies. He also currently serves as Medical Device Partner at MH Carnegie & Co. Pty Ltd (since October 2013), where he makes venture capital investments in medical device companies. From July 2015 to December 2015, Mr. Moody served as interim CEO of a MH Carnegie & Co. portfolio company, Cardiac Dimensions Pty Ltd. From 1999 to 2010, Mr. Moody was at Frazier Healthcare Ventures, a large healthcare-focused venture capital and private equity investment firm. He was a General Partner at Frazier Healthcare Ventures from 2005 to 2010. Prior to that, he was a Senior Consultant at The Wilkerson Group, a leading healthcare strategic consultancy. Mr. Moody currently also serves on the board of directors of a non-profit called Angel Flight West, and on the boards of several private corporations, including EBR Systems, Inc., Renew Medical Pty Ltd, Serene Medical Pty Ltd, Brain Protection Company Pty Ltd, and CurvaFix, Inc.. Mr. Moody received his Bachelor of Engineering from the University of Southern Queensland, Australia, and his M.S. in Management from the Massachusetts Institute of Technology (Sloan School). The Board believes that Mr. Moody’s experience, with over 25 years in the development, commercialization and funding of innovative, growth-oriented medical technologies, qualify him to serve on the Board.

19

Thomas M. Patton

Thomas M. Patton, 57, has served as a member of the Board since April 2020 and is currently the Chairman of the Audit Committee. He is a seasoned healthcare executive and board member with operational, strategic, financial, legal, compliance and transactional experience, from start-ups to growth companies, both public and private. He currently is the Chief Executive Officer and Board Member of Ximedica, LLC, a private medical products outsource design and development company. He also serves on the Board of Misonix, Inc., a publicly traded ultrasonic surgical tools and wound care company and chairs that company’s Audit Committee. . He previously served as President and Chief Executive Officer of CAS Medical Systems, a publicly traded developer and distributor of patient monitoring equipment, from 2010-2019. His prior experience includes as Co-Founder, President and CEO of QDX, Inc., a developer of unique micro-fluidic diagnostic technology utilizing digital imaging techniques for hematologic analysis, as President and Chief Operating Officer of Novametrix Medical Systems, Inc., and as CEO of Wright Medical Technology, Inc. Mr. Patton has served on 12 separate boards of directors for both public and private medical products and services companies. The Board believes that Mr. Patton’s business and financial experience, as well as his medical device industry expertise, qualify him to serve on the Board.

20

Skills Matrix

Each director brings relevant experience to the Board. The matrix below shows the Board’s mix of key skills and experience in areas that are important to the Company’s business. The skills and experience matrix is also used to identify the skills which the Company considers when nominating directors. The matrix is a summary; it does not include all the skills, experiences and qualifications that each director nominee offers, and if a particular skill, experience or qualification is not listed it should not signal that a director does not possess that skill, experience or qualification.

Demographic Background

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board.

21

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE

GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The common stock is listed on the Nasdaq Global Select Stock Market. Under Nasdaq rules, independent directors must comprise a majority of the Company’s board of directors. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board has determined that each of the Company’s directors other than Joseph P. Errico and Daniel Goldberger, the Company’s CEO, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, the Board has reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management, including the beneficial ownership of Company capital stock by each non-employee director, any relevant family relationships, and the transactions involving directors described in the section entitled “Certain Related Party Transactions.”

BOARD LEADERSHIP STRUCTURE

The Board has an independent chairman, Mr. Atieh, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and the Company’s stockholders. As a result, the Company believes that having an independent Board Chairman enhances the effectiveness of the Board as a whole.

There are no family relationships among any of the Company’s directors and executive officers, except that Dr. Thomas J. Errico is the uncle of Joseph P. Errico.

22

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Company’s audit committee is responsible for considering and discussing the Company’s major financial risk exposures and the steps its management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The nominating and governance committee monitors compliance with legal and regulatory requirements and the effectiveness of the Company’s corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. The Company’s nominating and governance committee is responsible for overseeing the Company’s risk management efforts generally, including the allocation of risk management functions among the Board and its committees. The Company’s compensation committee is responsible for assessing and monitoring whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. The Company’s audit committee periodically reviews the general process for the oversight of risk management by the Board.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 10 times during 2020. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committee(s) on which he or she served, that were held during the portion of 2020 for which he or she was a director or committee member.

Nasdaq rules require that the non-management directors of the board meet at regularly scheduled executive sessions, without management present, in order to empower the non-management directors to serve as a more effective check on management. During 2020, the Company’s non-management directors met in executive session, without management present, at the end of regularly scheduled board meetings or during scheduled executive session calls. Ms. Carrie S. Cox, the Company’s former Board Chairman, and subsequent to her resignation, Mr. Atieh, the Company’s current Board Chairman, presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership and meeting information for 2020 for each of the Board committees.

23

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
Michael G. Atieh(1)	X**		X
Peter Cuneo	X	X
Nicholas Colucci(2)		X**	X
Carrie S. Cox(3)	X		X **
Thomas J. Errico, M.D.		X	X*
John P. Gandolfo	X
Trevor J. Moody		X*
Stephen L. Ondra, M.D.			X
James L.L. Tullis(4)	X
Thomas M. Patton	X*
Number of meetings in 2020	9	6	6

(1)	Mr. Atieh served as chairman of the Audit Committee until November 2020, at which point he was succeeded by Mr. Patton.

(2)	Mr. Colucci retired from the board upon completion of his term as a director on June 12, 2020, at which point he was succeeded as chairman of the Compensation Committee by Mr. Moody.

(3)	Ms. Cox resigned from the Board effective March 31, 2020, at which point she was succeeded as chairman of the Nominating & Governance Committee by Dr. Errico.

(4)	Mr. Tullis retired from the board upon completion of his term as a director on June 12, 2020.

*	Current Committee Chair

**	Former Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Company’s audit committee reviews the Company’s internal accounting procedures and consults with and reviews the services provided by the Company’s independent registered public accountants. The Company’s audit committee currently consists of three directors, Mr. Gandolfo, Mr. Patton and Mr. Cuneo. Mr. Patton is the chairman of the audit committee and the Board has determined that Mr. Gandolfo, Mr. Patton and Mr. Cuneo are each an “audit committee financial expert” as defined by SEC rules and regulations. The Board has determined that each of the members of the Company’s audit committee is independent under Nasdaq listing rules and under Rule 10A-3 under the Exchange Act. The Company intends to continue to evaluate the requirements applicable to it and intends to comply with the future requirements to the extent that they become applicable to the Company’s audit committee. The principal duties and responsibilities of the Company’s audit committee include:

●	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

●	discussing with the Company’s independent registered public accounting firm their independence from management and the Company;

●	reviewing with the Company’s independent registered public accounting firm the scope and results of their audit;

24

●	approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm and related fees;

●	overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;

●	reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal control or auditing matters;

●	reviewing the Company’s code of business conduct and ethics and recommending any changes to the Board; and

●	reviewing and approving certain related party transactions; and

●	overseeing the Company’s cyber security program and activities.

Report of the Audit Committee of the Board of Directors

The audit committee reviewed, and discussed with management and Marcum LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020. The audit committee received, reviewed and discussed (i) the written disclosures and communications from Marcum LLP regarding relationships, if any, which might impair Marcum LLP’s independence from management and the Company, and (ii) all required communications pertaining to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Based on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and filed with the Securities and Exchange Commission.

Thomas M. Patton, Chair

 Peter Cuneo

 John P. Gandolfo

The material in this audit committee report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

25

Compensation Committee

The Company’s compensation committee reviews and determines the compensation of the Company’s executive officers. The Company’s compensation committee currently consists of three directors, Dr. Errico, Mr. Moody and Mr. Cuneo, each of whom is a non-employee member of the Board as defined in Rule 16b-3 under the Exchange Act. Mr. Moody is the chairman of the compensation committee. The Board has determined that the composition of the Company’s compensation committee satisfies the applicable independence requirements under, and the functioning of the Company’s compensation committee complies with the applicable requirements of, Nasdaq rules and SEC rules and regulations. The Company intends to continue to evaluate and intends to comply with all future requirements applicable to its compensation committee. The principal duties and responsibilities of the Company’s compensation committee include:

●	establishing, approving, and making recommendations to the Board regarding performance goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluating the performance of the Company’s chief executive officer in light of those goals and objectives and recommending to the full Board for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

●	setting the compensation of the Company’s other executive officers, based in part on recommendations of the chief executive officer;

●	reviewing, approving, and making recommendations to the Board regarding employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;

●	exercising administrative authority under the Company’s stock plans and employee benefit plans;

●	establishing policies and making recommendations to the Board regarding director compensation;

●	reviewing compensation plans, programs and policies; and

●	handling such other matters that are specifically delegated to the compensation committee by the Board from time to time.

The compensation committee meets regularly in executive session without management present. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it will deem appropriate. In addition, under its charter, the compensation committee has the authority to select, retain and terminate, at the expense of the Company, advice and assistance from any consultants, independent legal counsel or other advisors.

26

During the year ended December 31, 2020, after taking into consideration the independence factors under Rule 10C-1 of the Exchange Act concerning compensation adviser selection by a compensation committee, the compensation committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, as a compensation consultant. The compensation committee assessed Pearl Meyer’s independence and determined that Pearl Meyer had no conflicts of interest in connection with its provisions of services to the compensation committee. Specifically, the compensation committee engaged Pearl Meyer to evaluate the Company’s executive compensation program. Pearl Meyer’s engagement included assisting the compensation committee with the selection of a peer group of companies for benchmarking the Company’s existing executive compensation, including its equity incentive plan and grant practices, and analyzing the Company’s director compensation policy. The Company’s management did not have the ability to direct Pearl Meyer’s work.

The compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer with respect to individual employee performance. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee with input from other independent Board members, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.

Nominating and Governance Committee

The Company’s nominating and governance committee currently consists of three directors, Mr. Atieh, Dr. Errico and Dr. Ondra. Dr. Errico is the current chairman of the nominating and governance committee.

The Board has determined that the composition of the Company’s nominating and governance committee satisfies the applicable independence requirements under, and the functioning of the Company’s nominating and governance committee complies with, the applicable requirements of Nasdaq standards and SEC rules and regulations. All of the members of the Company’s nominating and governance committee satisfy the applicable independence requirements of the SEC and Nasdaq. The Company will continue to evaluate and will comply with all future requirements applicable to the Company’s nominating and governance committee. The nominating and governance committee’s responsibilities include:

●	annually reviewing the list of director selection criteria contained in the Company’s corporate governance guidelines, and making recommendations to the Board regarding necessary or appropriate changes thereto;

27

●	identifying, reviewing and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s stockholders at each annual meeting of stockholders;

●	annually recommending to the Board (i) the assignment of directors to serve on each committee; (ii) the chairman of each committee and (iii) the chairman of the Board or lead independent director, as appropriate;

●	developing, recommending, overseeing the implementation of and monitoring compliance with, the Company’s corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes thereto;

●	reviewing the adequacy of the Company’s certificate of incorporation and bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the stockholders; and

●	such other matters as directed by the Board.

The nominating and governance committee believes that candidates for director should have certain minimum qualifications, which are described in the Company’s Corporate Governance Guidelines. The nominating and governance committee also takes these minimum qualifications into account in identifying and evaluating director nominees, including nominees recommended by stockholders. In identifying director nominees, the nominating and governance committee strives for a diverse mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party may communicate in writing with any particular director, including the Company’s chairman, any committee of the Board, or the directors as a group, by sending such written communication to the Company’s Corporate Secretary at the Company’s principal executive offices at 200 Forge Way, Suite 205, Rockaway, NJ 07866. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Company’s Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of the Company’s stockholders will be forwarded to the chairman of the nominating and governance committee.

CODE OF BUSINESS CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

The Company has adopted a Code of Business Conduct and Ethics, (the “Code of Conduct”) applicable to all of its employees, executive officers and directors. The Code of Conduct is available on the Company’s website at www.electrocore.com, under the “Corporate Governance” tab of the “Investors” section. The audit committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. The Company expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and can make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available on the Company’s website at www.electrocore.com.

28

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board has selected Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Marcum LLP has audited the Company’s financial statements since 2020. Representatives of Marcum LLP are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On June 29, 2020, the Audit Committee authorized the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, and KPMG was dismissed as the Company’s independent registered public accounting firm as of such date. KPMG served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018 and the subsequent periods through June 29, 2020.

KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 contained a separate paragraph stating that “the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 29, 2020: (i) there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion on the Company’s consolidated financial statements; and (ii) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

29

Effective June 29, 2020, the Audit Committee authorized the appointment of Marcum LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2020, and Marcum was appointed as the Company’s independent registered public accounting firm. The decision to change the Company’s principal independent accountants was the result of a competitive process undertaken by management and the Audit Committee as well as the Company’s focus on reducing its general and administrative expenses. During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through June 29, 2020, neither the Company nor anyone acting on behalf of the Company had consulted Marcum regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Marcum provide a written report or oral advice to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 by Marcum LLP and December 31, 2019 by KPMG LLP, the Company’s principal accountants for these each of these two fiscal years.

	Year Ended December 31
	2020	2019
Audit Fees	$205,750	630,000
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-
Total Fees	$205,750	630,000

All fees described above were pre-approved by the audit committee.

Audit Fees include fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements, quarterly reviews, and review of the Company’s registration statements and other SEC filings.

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Marcum LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related, tax and other services up to specified amounts. The terms and fees of the annual engagement of the independent auditor are also subject to the specific pre-approval of the audit committee. The pre-approval of services may be delegated to subcommittees consisting of one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Required Vote

To be approved, Proposal 3, the ratification of Marcum as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 3.

30

EXECUTIVE OFFICERS

The following table sets forth information concerning the Company’s executive officers:

Name	Age	Position
Daniel S. Goldberger	62	Chief Executive Officer, Director
Brian Posner	59	Chief Financial Officer

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the Company’s executive officer who is not currently a director. Information with respect to the Company’s Chief Executive Officer, Daniel S. Goldberger, is set forth above in “Continuing Directors: Class I Directors (Terms Expiring in 2022).”

Brian Posner

Brian Posner, 59, has served as the Company’s Chief Financial Officer since April 2019. He joined the Company from Cellectar Biosciences, where he most recently served as chief financial officer from April 2018 to March 2019. Prior to Cellectar, Mr. Posner was chief financial officer at Alliqua BioMedical from 2013 to 2018, chief financial officer at Ocean Power Technologies from 2010 to 2013 and chief financial officer at Power Medical Interventions in 2009. Before such time, Mr. Posner spent nine years at Pharmacopeia from 1999 to 2008, where he served as director of finance before serving as chief financial officer from 2006 to 2008 upon Pharmacopeia’s acquisition by Ligand Pharmaceuticals. Before his employment with Pharmacopeia, Mr. Posner was chief financial officer and vice president of operations at Photosynthetic Harvest, a start-up biotechnology company, and regional chief financial officer at Omnicare. Mr. Posner began his career as an audit supervisor at Coopers & Lybrand, which merged with Price Waterhouse to become PricewaterhouseCoopers. Mr. Posner earned an MBA in Managerial Accounting from Pace University’s Lubin School of Business and a BA in Accounting from Queens College.

31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s shares of common stock as of March 15, 2021 for:

●	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of its shares of common stock;

●	each of the Company’s named executive officers;

●	each of the Company’s directors; and

●	all of the Company’s current executive officers and directors as a group.

The percentage ownership information is based upon 48,491,915 shares of common stock outstanding as of March 16, 2021. The Company has determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that were outstanding on March 15, 2021 and which are exercisable on or before May 15, 2021, which is 60 days after March 15, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, NJ 07866.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
Kyle Newcomer(1)	4,015,000	8.3%
Named Executive Officers and Directors:
Michael G. Atieh(2)	235,442	*
Peter Cuneo(3)	54,167	-
Joseph P. Errico(4)	4,142,764	8.4%
Thomas J. Errico, M.D.(5)	3,528,025	7.2%
John P. Gandolfo(6)	58,167	*
Daniel S. Goldberger(7)	357,627	*
Trevor J. Moody(8)	195,253	*
Stephen L. Ondra, M.D.(9)	147,274	*
Thomas M. Patton(10)	54,167	*
Brian Posner(11)	117,274	*
All current directors and named executive officers as a group (10 persons)	6,710,672	13.8%

*Denotes less than one percent.

(1)	Based on a Schedule 13G filed on October 29, 2020. The address of Mr. Newcomer is 6310 E. Trusdell Avenue, Syracuse, Indiana 46567.

32

(2)	Represents 65,058 shares of common stock, 3,968 warrants to purchase shares of common stock, 63,291 options to purchase shares of common stock, and 103,125 deferred share units.

(3)	Represents 54,167 options to purchase shares of common stock.

(4)	Represents 1,152,500 shares of common stock held directly by Mr. Errico and his individual retirement account; 266,350 shares of common stock held directly by Mr. Errico’s spouse, minor children and a trust for the benefit of Mr. Errico’s spouse and minor children; 246,801 shares of common stock and warrants held for the benefit of Mr. Errico and his spouse, minor children and a trust for their benefit indirectly by CV II, CV IV and certain other entities controlled by Joseph P. Errico and Dr. Thomas J. Errico (the “Other Entities”); and 474,069 options to purchase shares of common stock, 1,607 restricted stock units, and 68,750 deferred share units held directly by Mr. Errico. Also includes an additional 1,932,687 shares and warrants held by CV II, CV IV, and the Other Entities for the benefit of persons other than Mr. Errico. Mr. Errico serves as a manager of CV II, CV IV, and certain of the Other Entities and has or shares voting control over such shares and warrants with Thomas J. Errico, M.D.

(5)	Represents 1,183,752 shares of common stock held directly by Dr. Errico; 19,454 shares of common stock held directly by a trust for the benefit of Dr. Errico’s family members; 52,661 shares of common stock and warrants held for the benefit of Dr. Errico indirectly by CV II, CV IV, and the Other Entities; and 136,443 options to purchase shares of common stock, and 8,888 deferred share units held directly by Dr. Errico. Also includes an additional 2,126,827 shares and warrants held by CV II, CV IV, and the Other Entities for the benefit of persons other than Dr. Errico. Dr. Errico serves as a manager of CV II, CV IV, and certain of the Other Entities and has or shares voting control over such shares and warrants with Joseph P. Errico.

(6)	Represents 4,000 shares of common stock, and 54,167 deferred share units.

(7)	Represents 166,544 shares of common stock, and 191,083 options to purchase shares of common stock.

(8)	Represents 139,651 shares of common stock, 53,530 restricted stock units and 2,072 options to purchase shares of common stock.

(9)	Represents 78,524 options to purchase shares of common stock, and 68,750 restricted stock units.

(10)	Represents 54,167 restricted stock units.

(11)	Represents 64,775 shares of common stock, and 52,499 options to purchase shares of common stock.

33

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s shares of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

34

EXECUTIVE COMPENSATION

The Company is currently an emerging growth company and is thus subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under such scaled reporting rules, the compensation the Company paid to its named executive officers for 2020. The following section and notes set forth information for the fiscal years ended December 31, 2020 and 2019, concerning the compensation awarded to, earned by or paid to: (i) our principal executive officer during the fiscal year ended December 31, 2020, and (ii) the most highly compensated executive officer, other than the principal executive officer, during the fiscal year ended December 31, 2020 (collectively, the “NEOs”). The Company’s only executive officers are its Chief Executive Officer and its Chief Financial Officer. Under the SEC’s rules, disclosure is not required in respect of individuals who were named executive officers for the fiscal year ended December 31, 2019 but not for the fiscal year ended December 31, 2020.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity incentive plan compensation ($)	All Other Compensation ($)(4)	Total ($)
Daniel S. Goldberger	2020	500,000	300,000	-	-	-	119,637	919,636
Chief Executive Officer	2019	125,000	62,500	400,000	1,201,933	-	-	1,789,433

Brian Posner	2020	341,667	238,000	-	96,653	-	21,950	698,270
Chief Financial Officer	2019	263,541	100,000	130,000	618,476	-	16,996	1,129,013

1. Bonuses in this column represent discretionary (or in the case of Daniel S. Goldberger’s bonus for 2019, contractual) cash bonuses approved by the Board and/or compensation committee of the Board for 2020 or 2019, as applicable. Daniel Goldberger’s bonus in respect of 2020 was paid in 112,781 shares of Company’s stock in lieu of cash. $100,000 of the 2020 bonus amount for Brian Posner represents a retention bonus awarded in 2019 and earned and paid in 2020, and $138,000 of such amount represents a bonus in respect of 2020.

2. Represents the value of restricted stock units shares determined using the grant date fair value computed in accordance with FASB ASC 718. See Note 16 to the consolidated financial statements of the Company for the fiscal years ended December 31, 2020 and December 31, 2019 in the Form 10-K filed by the Company on March 11, 2021, for additional information. Amounts in this column do not reflect the actual economic value that may be realized by the applicable NEO.

3. Includes the value of stock options determined using the grant date fair value computed in accordance with FASB ASC 718. See Note 16 to the consolidated financial statements of the Company for the fiscal years ended December 31, 2019 and December 31, 2020 in the Form 10-K filed by the Company on March 11, 2021, for additional description of the assumptions used in the valuation. Amounts in this column do not reflect the actual economic value that may be realized by the applicable NEO.

4. These amounts consist of (i) payments of health care premiums, contributions to health savings accounts, employer 401(k) contributions on behalf of Brian Posner, and (ii) payments of health care premiums and a one-time moving allowance related to Daniel Goldberger.

35

NARRATIVE TO SUMMARY COMPENSATION TABLE

Executive Compensation Philosophy

The Company reviews compensation annually for all employees, including its NEOs. The Company’s compensation philosophy is centered around two key tenets: (1) building long-term value for the Company’s stockholders, and (2) driving employee engagement. To that end, the Company’s executive compensation program is grounded in the following principles:

Attraction and Engagement	Enable the Company to attract highly-talented people with exceptional leadership capabilities and engage high-caliber talent.

Competitiveness	Provide total compensation opportunity levels that are competitive with those being offered to individuals holding comparable positions at other companies with which the Company competes for business and leadership talent.

Stockholder Alignment	Deliver majority of compensation through pay elements that are designed to create long-term value for the Company’s stockholders, as well as foster a culture of ownership.

The Decision-Making Process

In establishing NEO compensation (base salaries, bonuses and annual equity incentive awards), the Company considers the following:

●	the relative importance of each NEO’s role and responsibilities;

●	how the NEO has performed relative to these roles and responsibilities;

●	overall company performance; and

●	compensation for comparable positions in the market (as defined by a combination of identified industry comparables and industry/size-specific survey data).

The compensation committee oversees the executive compensation program for the Company’s NEOs. The committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year and ensures that the executive compensation program supports the Company’s business goals and aligns with stockholder interests.

The Board has historically determined the Company’s executives’ compensation. Since the Company’s IPO, the compensation committee was tasked with the review and approval of compensation for all executive officers other than the CEO. The Company’s compensation committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO.

36

For the CEO, the compensation committee reviews and recommends to the Board for approval annual compensation targets and associated performance goals. Based on those discussions and after receiving recommendations from the compensation committee, the Board, in its discretion and without members of management present, discusses and ultimately approves the compensation of the Company’s CEO.

In 2020, the compensation committee continued its retention of Pearl Meyer, a compensation consulting firm, to assist in evaluating, from time to time, the Company’s executive compensation program. Pearl Meyer’s engagement included assisting the compensation committee with the selection of a peer group of companies for benchmarking the Company’s existing executive compensation, including its equity incentive plan and option granting practices. In 2020, Pearl Meyer presented the compensation committee with an updated competitive compensation analysis of the NEOs and other senior executives versus the Company’s updated peer group.

The compensation consultant serves at the pleasure of the compensation committee and the compensation consultant’s fees are approved by the compensation committee.

Annual Base Salary

For 2020, Mr. Goldberger received a base salary of $500,000 per annum, which was increased to $525,000 for 2021, and Mr. Posner received a base salary of $345,000 per annum, which was increased to $365,000 for 2021.

Annual Bonus

The Company offers its NEOs the opportunity to earn annual discretionary cash bonuses, as determined by the Board or the compensation committee annually at their discretion. Actual bonus amounts for the Company’s NEOs are determined by its compensation committee after consideration of the Chief Executive Officer’s recommendations (except with respect to his individual bonus). The Company’s Chief Executive Officer makes recommendations to the compensation committee regarding annual bonus payouts for the executive officers other than himself and does not participate in any discussions with the compensation committee regarding his own compensation.

For 2020, annual bonuses were based on such factors as the Board and the compensation committee deemed appropriate, including a variety of individual and Company priorities and objectives relating to 2020, as well as the individual NEO’s performance as it related to his area of responsibility.

Long-Term Incentives

The Company’s equity-based incentive awards are designed to align the Company’s interests with those of its employees and consultants, including its executive officers. The Company’s compensation committee is responsible for approving equity grants for executive officers other than the CEO. As noted above, CEO equity awards are recommended by the compensation committee for approval by the Board. The Company’s executives generally are awarded an initial new hire grant upon commencement of employment.

37

Following the Company’s IPO, all employee equity awards have been granted pursuant to the 2018 Omnibus Incentive Compensation Plan. All options are granted with a per share exercise price equal to no less than the closing price of the common stock on the Nasdaq Stock Market on or immediately prior to the date of grant. Both time-vested stock options and restricted stock generally vest over a four-year period.

Equity Compensation

The Company generally has granted equity awards to its employees, including its NEOs, as the long-term incentive component of its compensation program.

Upon joining the Company in October 2019, Mr. Goldberger received an initial grant of 764,331 options to purchase shares of common stock, at an exercise price of $1.86 per share, and 215,053 restricted stock units. Subject to accelerated vesting in certain circumstances, one-fourth of the option and the restricted stock units vest on each of the first four anniversaries of October 1, 2019, subject to Mr. Goldberger’s continued employment with the Company on the applicable vesting dates.

On January 25, 2021, Mr. Goldberger received an incentive award of 270,000 options to purchase shares of common stock, at an exercise price of $2.66 per share. The options vest on each of the first, second, third, and fourth anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with the Company on the applicable vesting dates.

Upon joining the Company in March 2019, Mr. Posner received an initial grant of 105,000 options to purchase shares of common stock, at an exercise price of $8.06 per share. One-fourth of the option vested on March 11, 2020 and the remainder vests quarterly over three years, subject to Mr. Posner’s continued employment with the Company on the applicable vesting dates. On June 12, 2020, Mr. Posner received a grant of 105,000 options with an exercise price of $1.40. One-fourth of the option vests on each of the first four anniversaries of June 12, 2020.

Mr. Posner was also awarded a retention equity grant of 73,033 restricted stock units in June 2019. 50% of the restricted stock units vest 12 months from the date of grant, 25% vest 18 months from the date of grant, and the remainder vests 24 months from the date of grant.

On January 18, 2021, Mr. Posner received an incentive award of 250,000 options to purchase shares of common stock, at an exercise price of $1.77 per share. One-fourth of the option vests on each of the first four anniversaries of January 18, 2021, subject to Mr. Posner’s continued employment with the Company on the applicable vesting dates.

38

Stock Ownership Guidelines

To align the interests of the Company’s management and directors with those of its stockholders, the Board of Directors concluded that certain of the Company’s executives and non-employee directors should have a significant financial stake in the Company’s stock. To further that goal, the Company has implemented stock ownership guidelines. The executives and non-employee directors are required to hold a specific level of equity ownership as outlined below:

●	CEO – 3 times base salary

●	Senior Executives (inclusive of other NEOs) – 2 times base salary

●	Non-Employee Directors – 3 times annual Board cash retainer

Individuals will have five years from commencement of the program or their employment (whichever is later) to achieve this goal. Individuals subject to these stock ownership guidelines generally may not at any time, including during the five-year timeframe referenced above, sell any shares following the exercise of options, the vesting of restricted stock or restricted stock units, or the payment of deferred stock units, until the required minimum stock ownership threshold has been met. However, shares generally may be sold pursuant to a 10b5-1 sales plan adopted by an individual or to pay certain tax withholding obligations.

Other Compensation and Benefits

The Company’s NEOs are eligible to participate in the Company’s employee benefit plans and programs, including medical and dental benefits and flexible spending accounts, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The Company also sponsors a 401(k) defined contribution plan in which its NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as its other full-time employees. Currently, the Company does not match any of the contributions made by participants in the 401(k) plan. These guidelines are overseen by the compensation committee and are subject to change from time to time.

Employment Agreements

The Company’s current executive officers are not party to employment agreements with a fixed term. They are employed on an at-will basis, subject to the terms of (i) their respective offer letters, and (ii) the Executive Severance Policy described below.

Daniel S. Goldberger

Pursuant to his Offer Letter (the “Goldberger Agreement”), Mr. Goldberger is entitled to an annual base salary of $500,000, which was increased to $525,000 for 2021. In addition, Mr. Goldberger is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 50% of his annual base salary, payable at the discretion of the Board or the compensation committee. Pursuant to the Goldberger Agreement, Mr. Goldberger is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time. Additionally, the Goldberger Agreement provided Mr. Goldberger with a one-time expense reimbursement for up to $100,000 of moving expenses.

Brian Posner

Pursuant to his Offer Letter (the “Posner Agreement”), Mr. Posner was entitled to an annual base salary of $325,000, which was increased to $345,000 in 2020 and to $365,000 in 2021. In addition, Mr. Posner is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 40% of his annual base salary, payable at the discretion of the Board or the compensation committee. Pursuant to the Posner Agreement, Mr. Posner is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time.

The Posner Agreement was amended on August 8, 2019 to provide a one-time cash retention bonus of $100,000, which was satisfied as of April 1, 2020 and paid on April 15, 2020.

39

OUTSTANDING EQUITY AWARDS AT END OF 2020

The following table provides information about outstanding options, units and stock awards issued by the Company held by each of the Company’s NEOs as of December 31, 2020. None of the Company’s NEOs held any other equity awards from the Company as of December 31, 2020.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Daniel S. Goldberger	191,083	573,248	$1.86	10/1/2029	10/1/2019	161,290	$251,612
Brian Posner	45,937	59,063	$8.06	3/11/2029
	-	-	-	-	6/27/2019	18,258	$28,482
	-	105,000	$1.40	6/12/2030

40

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under the Company’s Executive Severance Policy, if the Company terminates an eligible member of its senior management team without “cause” or if the executive resigns for “good reason” (as those terms are defined below), the Company will provide the following severance benefits: (i) severance payment in an amount equal to six months of base salary (or one year of base salary and target bonus in the case of the Company’s Chief Executive Officer or Chief Science and Strategy Officer) payable in equal installments over the six-month or one-year period, as applicable, and (ii) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the “severance period” (as defined below). If the termination without cause or resignation for good reason occurs within two years after a “change in control” the Company will provide the following severance benefits in lieu of the benefits provided in the previous sentence: (i) a lump sum severance payment in an amount equal to one year of base salary (or one and one-half (1.5) years of the sum of base salary and target bonus in the case of the Company’s Chief Executive Officer or Chief Science and Strategy Officer), and (ii) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the severance period, and (iii) acceleration of vesting for all outstanding equity compensation and an extension of the period of time to exercise outstanding stock options and stock appreciation rights until the earlier of 150 days following the executive’s termination of employment or the original expiration date for such options or stock appreciation rights.

For purposes of the Executive Severance Policy, “cause” means any of the following: (a) the executive’s willful failure to fulfill, in any material respect, his or her duties and responsibilities to the Company (other than by reason of death, illness or disability); (b) the executive’s willful misconduct, gross negligence or willful acts of personal dishonesty in the performance of his or her duties to the Company that directly, materially and demonstrably impairs or damages the Company’s property, goodwill, reputation, business or finances; (c) the conviction of, or plea of nolo contendere by, the executive to, a felony or a crime involving moral turpitude that materially and demonstrably impairs or damages the Company’s property, goodwill, reputation, business or finances; (d) the executive’s commission of fraud or embezzlement against us; (e) the executive’s willful or intentional violation of any lawful policy that directly, materially and demonstrably impairs or damages the Company’s property, goodwill, reputation, business or finances; or (f) the executive’s breach of the terms of any confidentiality and assignment agreement, which contains restrictive covenants in favor of us.

For purposes of the Executive Severance Policy “good reason” means any of the following (a) any material reduction in the executives base annual compensation prior to a “change in control”; provided, however, that a reduction in the executives base annual compensation will not constitute “good reason” if the Company reduces the annual base compensation of all participants in the Executive Severance Policy on a substantially equivalent basis; (b) any material reduction in the executive’s base annual compensation during the period commencing on or after a “change in control” and ending on the second anniversary of a “change in control”; (c) any material diminution in the executive’s authority, duties, offices, title or responsibilities; or (d) a transfer of executive’s principal place of employment to a location that is more than 30 miles from the executive’s then current principal place of employment.

For purposes of the Executive Severance Policy, “severance period” means the number of months set forth in the table below based on the executive’s employment position at the time of his involuntary termination of employment that results in the executive’s termination for “good reason”:

Severance Period
Employment Position	Prior to a Change in Control or on or After the Second Anniversary of a Change in Control	Two-Year Period After a Change in Control
CEO or Chief Science and Strategy Officer:	12 months	18 months
All Other Participants:	6 months	12 months

In connection with the appointment of Mr. Posner as Chief Financial Officer effective April 2019, the Company agreed to increase (i) the severance period for Mr. Posner under the Executive Severance Policy from six months to 12 months, and (ii) the Severance Multiple (as defined in the Executive Severance Policy) payable to Mr. Posner from 0.5 to 1.0.

41

DIRECTOR COMPENSATION TABLE

The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Total ($)
Michael G. Atieh	-	111,690	-	111,690
Nicholas Colucci*	-	-	-	-
Carrie S. Cox*	-	-	-	-
Peter Cuneo	-	-	107,069	107,069
Thomas J. Errico, M.D.	-		68,053	68,053
Joseph P. Errico	-	74,460	-	74,460
John P. Gandolfo	-	111,975	-	111,975
Trevor J. Moody	-	74,460	-	74,460
Stephen L. Ondra, M.D.	-	74,460	-	74,460
Thomas M. Patton	-	111,975	-	111,975
James L.L. Tullis*	-	-	-	-

* Ms. Cox resigned from the Board effective March 31, 2020. Mr. Tullis and Mr. Colucci retired from the board upon completion of their terms as directors on June 12, 2020. Messrs. Cuneo, Gandolfo and Patton joined the Board on April 2, 2020.

(1) Payment of cash retainers to non-employee directors for service on the Board was suspended for 2020, and reinstated effective January 1, 2021.

(2) Represents the grant date fair value of annual equity awards, granted on June 12, 2020, of (i) 75,000 shares to Joseph P. Errico, Trevor J. Moody, and Stephen L. Ondra, M.D. and 112,500 shares to Michael G. Atieh, and (ii) inaugural equity awards, granted on April 2, 2020, of 150,000 shares to John P. Gandolfo and Thomas M. Patton. The awards were granted as either restricted stock units (“RSUs”) or deferred stock units (“DSUs”). Amounts in this column do not reflect the actual economic value that may be realized by the applicable non-employee director.

(3) Annual equity awards vest in 12 equal monthly installments from the grant date, provided that such grants shall become fully vested on (i) the one-year anniversary of the grant date and (ii) the close of business one business day prior to the Company’s next annual stockholder meeting following the grant date, whichever is earlier, subject to the grantee’s continued service to the Company on the applicable vesting date and earlier vesting upon a change of control of the Company. Inaugural equity awards vest in 36 equal monthly installments from the grant date, subject to the grantee’s continued service to the Company on the applicable vesting date and earlier vesting upon a change of control of the Company.

(4) Represents grant date fair value of an (i) annual equity award, granted to Thomas J. Errico, M.D. on June 12, 2020, of 75,000 options with an exercise price of $0.99 per share, (ii) inaugural equity award, granted to Peter Cuneo on April 2, 2020, of 150,000 options with an exercise price of $0.7465 per share. The grant date fair value was computed in accordance with FASB ASC 718. See Note 16 to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed by the Company on March 11, 2021, for a description of the assumptions used in valuing these options. Amounts in this column do not reflect the actual economic value that may be realized by the applicable non-employee director.

42

Narrative to Director Compensation Table

The Company’s Director Compensation Policy is intended to provide a total compensation package that enables the Company to attract and retain qualified and experienced individuals to serve as directors and to align its directors’ interests with those of its stockholders. In June 2019, the Company suspended all cash payments under its Director Compensation Policy and the directors did not receive cash payments that they would otherwise receive under the Company’s Director Compensation Policy. Effective January 1, 2021, the Company has reinstated cash payments under its Director Compensation Policy.

Annual Cash Compensation

The Company pays each of its non-employee directors a cash retainer for service on the Board. The chairman of the Board and of each committee receives an additional retainer for such service. These retainers are payable in quarterly installments on the 15th day of the second month of each calendar quarter, provided that no payment will be made to any director who is no longer serving as a non-employee member of the Board on the relevant payment date. Effective January 1, 2021, the retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Board Service Retainer
All non-employee directors	$45,000
Non-executive Chairman of the Board	$65,000
Annual Committee Chair Service Retainer
Chair of the Audit Committee	$16,000
Chair of the Compensation Committee	$10,000
Chair of the Nominating & Governance Committee	$7,500

Each member of the Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

Annual Equity Compensation

The equity compensation set forth below is granted under the 2018 Plan. All stock options granted under this plan and the Director Compensation Policy are nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the 2018 Plan) of the underlying shares of common stock on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2018 Plan).

Initial Equity Grant

Each non-employee director who was a member of the board at the time of the IPO received an equity award valued at $200,000 at the time of the IPO, which vests in three equal annual installments at the close of business on the day before each of the three successive annual meetings of stockholders, subject to earlier vesting in the case of a change of control (as defined in the 2018 Plan).

In March 2020, the Director Compensation Policy was amended to provide for an equity award to new directors valued at $150,000, subject to a cap of 150,000 shares underlying the applicable award of stock options, restricted stock units or deferred stock units. Each of Mr. Cuneo, Mr. Gandolfo and Mr. Patton received an initial equity award under the amended Director Compensation Policy in April 2020.

Annual Equity Grant

In 2020, on the date of the annual meeting of stockholders, each non-employee director received an equity award valued at $75,000 as of the business day immediately preceding the date of grant, and the Board chair received an annual equity award valued at $112,500.

The annual equity grants for 2021 will be made as of the annual meeting of stockholders.

All annual awards vest in a single installment on the next annual meeting of stockholders, subject to earlier vesting in the case of a change of control (as defined in the 2018 Plan).

43

Non-Employee Director Equity Outstanding at 2020 Year End

The table below shows the number of vested and unvested options, restricted stock units, deferred stock units and restricted stock, by grant date, held as of December 31, 2020 by each of the Company’s non-employee directors during the year ended December 31, 2020.

	Option Awards							Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date (1)	Award Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Michael G. Atieh	63,291	-		-	2.24	6/7/2019	6/7/2029	6/21/2018	4,445	(5)	6,934
								6/12/2020	56,250	(4)	87,750
Peter Cuneo*	33,333	116,667	(1)	116,667	0.77	4/2/2020	4/2/2030	-	-		-
Joseph P. Errico	377,323	153,528	(6)	153,528	15.00	6/21/2018	6/12/2028	4/1/2019	16,067	(2)	25,065
	39,792	66,320	(2)	66,320	6.72	4/1/2019	4/1/2029	6/12/2020	37,500	(4)	58,500
Thomas J. Errico, M.D.	4,402	-		-	15.00	6/21/2018	6/22/2028	6/21/2018	4,445	(5)	6,934
	63,291	-		-	2.24	6/7/2019	6/7/2029	-	-		-
	37,500	37,500	(4)	37,500	0.99	6/12/2020	6/12/2030	-	-		-
John P. Gandolfo*	-	-		-	-	-	-	4/2/2020	116,667	(1)	182,001
Trevor J. Moody	1,768	1,066	(6)	1,066	15.00	6/21/2018	6/21/2028	6/21/2018	4,445	(5)	6,934
								6/21/2018	2,487	(3)	3,880
								6/12/2020	37,500	(4)	58,500
Stephen L. Ondra, M.D.	15,233	7,617	(5)	7,617	15.00	6/21/2018	6/21/2028	6/12/2020	37,500	(4)	58,500
	63,291	-		-	2.24	6/7/2019	6/7/2029
Thomas M. Patton*	-	-		-	-	-	-	4/2/2020	116,667	(1)	182,001

1)	Vests in monthly installments over a period of 3 years from the grant date.

2)	25% of the option vested on the one-year anniversary of the date of grant, and the remainder vests in equal quarterly installments over the succeeding three-year period.

3)	Remaining unvested awards vest quarterly in 3 equal installments.

4)	Vests in monthly installments over a period of one year from the grant date.

5)	One-third of this award vests on the close of business on the day before each of the three succeeding annual meetings of stockholders.

6)	Remaining unvested awards vest quarterly in 7 equal installments.

* Messrs. Cuneo, Gandolfo and Patton joined the Board on April 2, 2020.

44

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding the Company’s equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	4,828,906	$5.56	931,541
Total	4,828,906	$5.56	931,541

In accordance with the terms of the 2018 Plan, effective January 1, 2021, the Board increased the numbers of shares available for issuance under the 2018 Plan by 2,044,187 shares of common stock, which was an amount equal to four percent of the shares of common stock outstanding on a fully diluted basis as of December 31, 2020.

45

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

The Company has adopted a written Code of Business Conduct & Ethics and a written Related Party Transaction Policy (collectively, the “Policies”) that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

Under the Policies, if a transaction involving an amount in excess of $120,000 has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

Employee, Officer and Director Hedging

The Company has adopted a written Insider Trading Policy applicable to all directors, officers and employees. The policy prohibits subject individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

46

CERTAIN RELATED PARTY TRANSACTIONS

Except for the transactions described in this section, there have been no transactions since January 1, 2019 involving an amount in excess of $120,000 to which the Company has been a participant and in which any of its directors, executive officers or holders of more than 5% of its share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

As previously disclosed, Dr. Peter Staats stepped down as Chief Medical Officer of the Company and became a part-time consultant to the Company beginning April 1, 2019. Prior to rejoining the Company in January 2020 as Chief Medical Officer, Dr. Staats and the Company entered the Staats Agreement, pursuant to which Dr. Staats provided three days per week of consulting services for $17,500 per month. The Company paid $143,000 to Dr. Staats in 2019 pursuant to the Staats Agreement, which was superseded by a new letter agreement in January 2020, when Dr. Staats rejoined the Company.

On April 14, 2020, the Company sold an aggregate of 2,058,822 shares of common stock to the purchasers at a purchase price of $0.85 per share in a private placement (the “Private Placement”) for aggregate proceeds to the Company of $1.75 million. Each of the purchasers in the Private Placement was a member of the Board at the time or an affiliate thereof. The purchase agreement contained customary representations, warranties and covenants of the Company and the purchasers including certain registration rights. The table below summarizes the issuances of common stock to the related parties.

Purchaser	Investment Amount	Common Stock Purchased
Tullis Growth Fund II LP (1)	$1,500,000	1,764,705
Trevor J. Moody	$100,000	117,647
Thomas J. Errico, M.D.	$150,000	176,470

(1)	Tullis Growth Fund II LP may be deemed to be an affiliate of James L.L Tullis, a former member of the Board.

Indemnification Agreements

The Company’s bylaws contain provisions limiting the liability of directors and providing that the Company will indemnify each of its directors to the fullest extent permitted under the General Corporation Law of the State of Delaware or any other applicable law. The Company’s bylaws also provide the Board with discretion to indemnify the Company’s officers and employees when determined appropriate by the Board.

In addition, the Company has entered and expect to continue to enter into agreements to indemnify its non-employee directors as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these provisions in its governing documents and indemnification agreements are necessary to attract and retain qualified persons as directors. The Company also maintains customary directors’ and officers’ liability insurance.

47

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s notice of Internet availability of proxy materials. A single set of notices will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to electroCore, Inc., Attn: Corporate Secretary, 200 Forge Way, Suite 205, Rockaway, NJ 07866. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Additional Information

You can obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from the SEC’s website at http://www.sec.gov, or without charge upon written request to: electroCore, Inc., Attn: Corporate Secretary, 200 Forge Way, Suite 205, Rockaway, NJ 07866.

Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 13, 2022 to the Company’s Corporate Secretary at 200 Forge Way, Suite 205, Rockaway, NJ 07866. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2021 Annual Meeting, you must deliver your notice to the Company’s Corporate Secretary at the address above between February 11, 2022 and March 13, 2022. Your notice to the Corporate Secretary must set forth information specified in the Company’s bylaws, including your name and address and the class and number of the Company’s shares of common stock that you beneficially own. In the event that the date of next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Any adjournment or postponement of an annual meeting for which notice or a public announcement has been given or made shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

48

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include the following as to each person you propose to nominate for election as a director: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of the Company’s share capital that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. The Company may require any proposed nominee to furnish other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: April 29, 2021

49

Annex A

FORM OF CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF ELECTROCORE, INC.

electroCore, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is electroCore, Inc.

2. The Certificate of Incorporation of the Corporation is amended by deleting Article V, Sections C and D of the Certificate of Incorporation of the Corporation in their entirety and inserting the following:

C. Classes of Directors; Terms of Office. From the effective date of this Amendment to the Certificate of Incorporation (the “Effective Date”) until the completion of the second annual meeting of stockholders to occur after the Effective Date, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

The assignment of directors to each such class shall be made by the Board of Directors. The term of the Class III directors elected prior to the Effective Date shall terminate on the date of the second annual meeting of stockholders to occur after the Effective Date; and the term of the Class I directors elected on the date of the first annual meeting of stockholders to occur after the Effective Date shall terminate on the date of the second annual meeting of stockholders to occur after the Effective Date; or, in each case, until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal from office. Each Class II director shall hold office until the second annual meeting of stockholders to occur after the Effective Date or, until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal from office.

Commencing with the second annual meeting of stockholders to occur after the Effective Date, all of the directors shall be elected annually and shall hold office until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal from office.

Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall serve for a term expiring at the next annual meeting of stockholders after his or her appointment and shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

Notwithstanding the foregoing provisions of this Section V.C, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal from office.

D. Removal. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, and subject to any limitation imposed by law, any individual director or directors elected at the second annual meeting of stockholders to occur after the Effective Date or thereafter may be removed with or without cause by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [___] day of June, 2021.

50

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/10/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTROCORE, INC. 200 Forge Way, Suite 205, Rockaway, NJ 07866	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all such materials via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-579-1639
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2021. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope the Company has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

51

Your **Vote** Counts!

ELECTROCORE, INC.

2021 Annual Meeting
Vote by June 10, 2021 11:59 PM ET. For shares held in a Plan, vote by June 8, 2021 11:59 PM ET.

ELECTROCORE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

D49363-P55033

You invested in ELECTROCORE, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 11, 2021.**

Get informed before you vote

View the Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 28, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 11, 2021
10:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/ECOR2021

*Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of directors until either the 2023 Annual Meeting or 2024 Annual Meeting depending on whether or not the Declassification Amendments are approved. **Nominees:** 01) Peter Cuneo 02) Dr. Thomas J. Errico 03) John P. Gandolfo	For
2. Approval of the Declassification Amendments.	For
3. Ratification of appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D49364-P55033